September 8, 2014

Dycom Investments, Inc.	19940.004
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Re:	Dycom Investments, Inc.

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Point to Point Communications, Inc., a Louisiana corporation (the “Company”), in connection with the filing by Dycom Industries, Inc., a Florida corporation (the “Parent”), Dycom Investments, Inc., a Delaware corporation (“Investments”), and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors,” and, together with the Parent, Investments and the Company, the “Guarantors”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.

In our capacity as special Louisiana counsel to the Company, we have reviewed originals or copies of the following documents:

(a)           the Registration Statement;

(b)	the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Louisiana, as in effect on August 18, 2014;

(c)	a true and correct copy of the Bylaws of the Company;

(d)	resolutions of the Board of Directors of the Company adopted by Unanimous Consent, dated as of May 21, 2014; and

(e)	a certificate from the Secretary of State of the State of Louisiana dated August 18, 2014 as to the good standing of the Company under the laws of the State of Louisiana.

Dycom Investments, Inc.
September 8, 2014

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon statements, representations and certifications of officers and other representatives of the Company, and statements and certifications of public officials and others.

In rendering the opinions expressed below, we have assumed:

(i)	The genuineness of all signatures and the legal capacity of all natural persons.

(ii)	The authenticity of the originals of the documents submitted to us.

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)
As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates of public officials and officers of the Company.

(v)
That the guarantee by the Company of Investments and Parent’s debt securities registered under the Registration Statement (the “Guarantee”), as issued and delivered, will comply with all restrictions, if any, applicable to the Company whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Louisiana.

2.	The Company has the power to execute, deliver and perform, and has taken all corporate action necessary to authorize the execution, delivery and performance of, its obligations under the Guarantee.

Our opinions expressed above are subject to the following qualification: our opinions are limited to the applicable laws of the State of Louisiana, and we do not express any opinion herein concerning any other law.

Dycom Investments, Inc.
September 8, 2014

This opinion letter is rendered to you in connection with the Registration Statement, and may be relied upon by Shearman & Sterling LLP in connection with or as support for its opinions rendered in connection with the Registration Statement.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Liskow & Lewis

Liskow & Lewis,
A Professional Law Corporation